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As filed with the Securities and Exchange Commission on October 26, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BIOMIRA INC.
(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2011-94 Street
Edmonton, Alberta, Canada T6N 1H1
(Address of principal executive offices)

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN
(Full title of the plan)

PHS Corporate Services, Inc.
Hercules Plaza, Suite 5100
1313 Market Street
P.O. Box 1709
Wilmington, DE 19899-1709
(Name and address of agent for service)

(302) 777-6500
(Telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis
Robert Kornegay
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104
(206) 883-2500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, no par value	1,000,000 shares	$0.765	$765,000	$23.49

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the Registrant's Common Shares that become issuable under the Restricted Share Unit Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Common Shares.

(2)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low prices per Common Share on the NASDAQ Global Market as of October 23, 2007.

BIOMIRA INC.
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.

        The documents containing the information specified in this Item 1 will be sent or given to participants in the Restricted Share Unit Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus that meets the requirements by Section 10(a) of the Securities Act.

Item 2.    Registration Information and Employee Plan Annual Information.

        The documents containing the information specified in this Item 2 will be sent or given to participants in the Restricted Share Unit Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus that meets the requirements by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The following documents and all other documents subsequently filed with the Commission by Biomira Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the common shares offered hereby have been sold or that deregisters all such shares then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents:

          (1)   The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006 filed with the Commission on March 30, 2007; and

          (2)   All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.    Indemnification of Directors and Officers.

        The Registrant is subject to certain provisions of the Canada Business Corporation Act (the "Canadian Act") which limits the personal liability of a director to the Registrant or its shareholders only in very narrow instances (such as, for example, that a director is not liable for employee wages unless a claim is instituted against him while he continues to be a director or within two years after he ceased to be a director), but there are no provisions which generally limit the personal liability of a director. Furthermore, pursuant to the Canadian Act, the Registrant may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors. The Registrant has purchased insurance permitted under subsection 124(4) of the Canadian Act for the benefit of its directors and officers in respect of certain liabilities which may be incurred by them in such capacities.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Restricted Share Unit Plan, as amended.
5.1	Opinion of Fraser Milner Casgrain LLP, with respect to the legality of the common shares.
23.1	Consent of Deloitte & Touche LLP, independent registered chartered accountants.
23.2	Consent of Fraser Milner Casgrain LLP (see Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this registration statement).

Item 9.    Undertakings.

        A.    The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

        Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, Washington, on October 25, 2007.

BIOMIRA INC.
By:	/s/ ROBERT L. KIRKMAN Robert L. Kirkman President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Kirkman and Edward A. Taylor, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. KIRKMAN Robert L. Kirkman	President, Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2007
/s/ EDWARD A. TAYLOR Edward A. Taylor	Chief Financial Officer and Vice President of Finance (Principal Accounting and Financial Officer)	October 24, 2007
/s/ CHRISTOPHER S. HENNEY Christopher S. Henney	Chairman and Director	October 24, 2007
/s/ MICHAEL C. WELSH Michael C. Welsh	Director	October 26, 2007
/s/ RICHARD L. JACKSON Richard L. Jackson	Director	October 25, 2007
/s/ S. ROBERT BLAIR S. Robert Blair	Director	October 25, 2007
/s/ W. VICKERY STOUGHTON W. Vickery Stoughton	Director	October 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restricted Share Unit Plan, as amended.
5.1	Opinion of Fraser Milner Casgrain LLP, with respect to the legality of the common shares.
23.1	Consent of Deloitte & Touche LLP, independent registered chartered accountants.
23.2	Consent of Fraser Milner Casgrain LLP (see Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this registration statement).

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BIOMIRA INC. REGISTRATION STATEMENT ON FORM S-8
PART I INFORMATION REQUIRED IN THE PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS